AK002 (Antolimab) in Adult Patients with Active Eosinophilic Gastritis and/or Eosinophilic Gastroenteritis: Primary Results from a Randomized, Double-Blind, Placebo-Controlled Phase 2 Trial (ENIGMA Study; NCT03496571) Evan S. Dellon1, Kathryn A. Peterson2, Joseph A. Murray3, Gary W. Falk4, Nirmala Gonsalves5, Mirna Chehade6, John Leung7, Robert M. Genta8, Marc E. Rothenberg9, Paneez Khoury10, Adam C. Bledsoe3, Camilla Shaw11, Henrik S. Rasmussen11, Bhupinder Singh11, Alan T. Chang11, Amol P. Kamboj11, Ikuo Hirano5 1University of North Carolina, Chapel Hill, NC; 2University of Utah, Salt Lake City, UT; 3Mayo Clinic Rochester, Rochester, MN; 4University of Pennsylvania, Philadelphia, PA; 5Northwestern University, Chicago, IL; 6Icahn School of Medicine at Mount Sinai, New York, NY; 7Tufts University, Boston, MA; 8Baylor College of Medicine, Houston, TX; 9Cincinnati Children’s Hospital, Cincinnati, OH; 10NIAID/NIH, Bethesda, MD; 11Allakos, Inc., Redwood City, CA. ACG 2019 San Antonio, TX October 25th-30th 2019 Exhibit 99.1

Eosinophilic Gastrointestinal Diseases (EGIDs) ESOPHAGUS STOMACH DUODENUM/ SMALL INTESTINE Eosinophilic Gastritis (EG) Eosinophilic Esophagitis (EoE) Eosinophilic Gastroenteritis (EGE) EG, EGE, EoE Chronic Eosinophilic Inflammation of the Stomach, Small Intestine, or Esophagus Symptoms: abdominal pain, nausea, early satiety, loss of appetite, bloating, abdominal cramping, vomiting, diarrhea, and dysphagia Eosinophils and mast cells are important drivers of disease Current standard of care: steroids; diet No FDA-approved treatment for EG, EGE, or EoE

AK002 Targets Siglec-8 on Eosinophils and Mast Cells Cell Membrane Activating Receptors Activation Siglec-8 Eosinophil Mast cell Inflammatory response AK002 Inhibition Eosinophil Mast cell ADCC/Apoptosis Inhibition AK002

ENIGMA Phase 2 Study Aim and Inclusion Study Aim Determine safety and efficacy of AK002 for treatment of EG and/or EGE Key Inclusion Criteria Active moderate to severe symptoms1 using the daily 8 symptom EG/EGE-SQ© Questionnaire Biopsy confirmed EG/EGE Stomach: ≥30 eos/hpf in 5 hpfs Duodenum: ≥30 eos/hpf in 3 hpfs 1PRO entry criteria: average weekly score over ≥2 weeks of ≥3 for either abdominal pain, diarrhea and/or nausea

ENIGMA Phase 2 Study Design AK002 Low (N=22) 0.3 → 1.0 → 1.0 → 1.0 mg/kg AK002 High (N=21) 0.3 → 1.0 → 3.0 → 3.0 mg/kg Placebo (N=22) Screening 2-4 Weeks Treatment 12 Weeks Follow-Up 8 Weeks EGD w/ Biopsy (Baseline) EGD w/ Biopsy (Day 99) Dose Day 1 Dose Day 29 Dose Day 57 Dose Day 85 EG/EGE

Endpoints Primary Endpoint Mean percent change in gastrointestinal eosinophil counts from baseline Symptoms Secondary Endpoint Mean percent change in Total Symptom Score (TSS) from baseline Responder Secondary Endpoint Proportion of patients who have: >75% decrease in tissue eosinophils AND >30% benefit in TSS Primary analysis with a pre-specified hierarchical per protocol approach Sensitivity analyses: ITT; subgroup with no steroid use

Baseline Characteristics AK002 Dose Groups Placebo (n=20) Total (N=59) High 0.3-3.0 mg/kg (n=20) Low 0.3-1.0 mg/kg (n=19) Combined High/Low (n=39) Age, Mean (Range) 42 (20-67) 43 (18-74) 42 (18-74) 40 (18-67) 41 (18-74) Female 60% 84% 72% 50% 64% White 85% 95% 90% 100% 93% Mean Gastrointestinal1 Eosinophils/hpf 76 80 78 75 77 Mean Gastrointestinal1 Mast Cells/hpf 59 70 64 56 62 Mean Total Symptom Score (TSS) [0-80] 34.1 34.7 34.4 30.1 32.9 % of Patients (n) by AEC2/µL <250 45% (9) 26% (5) 36% (14) 45% (9) 39% (23) 250 to <500 35% (7) 42% (8) 38% (15) 15% (3) 31% (18) 500 to <1500 20% (4) 21% (4) 21% (8) 35% (7) 25% (15) ≥1500 0% 11% (2) 5% (2) 5% (1) 5% (3) 1Gastric or duodenum site with highest eosinophil or mast cell counts 2AEC: Absolute Eosinophil Count

Primary Endpoint – Mean % Change in Eosinophil Count

Treatment Arm	Baseline Eosinophil Counts / hpf	Mean %Δ in Eosinophil Counts	*p* - value
High Dose AK002 (n=20)	76	-97%	**<0.0001**
Low Dose AK002 (n=19)	80	-92%	**<0.0001**
Combined AK002 (n=39)	78	-95%	**<0.0001**
Placebo (n=20)	75	+10%	-

ACG 2019
October 25-30
San Antonio, TX
8

37 of 39 patients had < 6 eos/hpf; 31/39 had 0 eos/hpf Tissue Eosinophil Depletion % of Patients AK002 Placebo (0/20) (37/39) Stomach/Duodenal Eos < 6/hpf

Patient Reported Symptoms Secondary Endpoint Treatment Arm Baseline TSS Mean % Change in TSS p - value High Dose AK002 (n=20) 34 -58% 0.0012 Low Dose AK002 (n=19) 35 -49% 0.0150 Combined AK002 (n=39) 34 -53% 0.0012 Placebo (n=20) 30 -24% -

Rapid & Sustained Improvement in Symptoms Mean ± SEM % Change from BL Time (Weeks) EG/EGE-PRO Total Symptom Score 20 20 19 20 20 19 19 18 18 18 18 19 19 18 18 39 32 37 37 37 36 38 38 35 37 36 37 36 35 36 *p <0.05 Dose Placebo n= AK002 n= Placebo AK002 * * * * * * * * * * * * * *

Improvement Across All Symptoms EG/EGE-PRO Symptom Score AK002 (n=39) Median Score -59% -79% -100% -65% -61% -57% -47% -55% Baseline End of Tx

Improvements in TSS Were Not Driven by Any Single Symptom Mean Reduction in TSS Combined AK002 (N=39) Placebo (N=20) p - value Total Score -53.5% -24.3% 0.0012 Minus Abdominal Pain -53.1% -22.5% 0.0010 Minus Nausea -53.2% -23.9% 0.0009 Minus Vomiting -53.0% -24.9% 0.0018 Minus Satiety -51.8% -25.4% 0.0019 Minus Loss of Appetite -53.0% -24.9% 0.0009 Minus Abdominal Cramping -53.0% -22.4% 0.0011 Minus Bloating -55.9% -26.9% 0.0029 Minus Diarrhea -54.9% -24.0% 0.0010

AK002 Met Treatment Responder Secondary Endpoint Treatment Arm Treatment Responders p - value High Dose AK002 (n=20) 70% 0.0009 Low Dose AK002 (n=19) 68% 0.0019 Combined AK002 (n=39) 69% 0.0008 Placebo (n=20) 5% - Treatment responder defined as: >75% reduction in tissue eosinophil counts AND >30% reduction in symptoms (TSS)

Response in Concomitant EoE1 Severity of Dysphagia3 Esophageal Eos ≤ 6/hpf2 % of Patients AK002 Placebo *p <0.001† * (1/9) (13/14) Mean %∆ from BL AK002 (n=12) Placebo (n=8) 125 patients with concomitant EoE (≥15 eos/hpf or history of EoE) and baseline dysphagia 2Excludes patients with eos < 6/hpf at baseline. At end of treatment, 10/14 AK002 patients had 0 eos/hpf; 2/14 AK002 patients had 1 eos/hpf; 1/14 AK002 patients had 3 eos/hpf; 1/14 AK002 patients had 105 eos/hpf (biopsy occurred 6 weeks post last dose instead of 2 weeks per protocol); 1/9 placebo patients had 2 eos/hpf; 8/9 placebo patients had 19 – 200 eos/hpf 3All EoE patients with end of treatment dysphagia scores †p = 0.00015

Safety Summary Treatment-Emergent AEs in ≥5% of Patients % of Patients, (n) AK002 (n=43) Placebo (n=22) Infusion related reaction 60% (26) 23% (5) Headache 9% (4) 9% (2) Upper respiratory tract infection 9% (4) 9% (2) Urinary tract infection 9% (4) 5% (1) Nausea 7% (3) 14% (3) Fatigue 7% (3) 9% (2) Diarrhea 5% (2) 9% (2) Nasopharyngitis 5% (2) 9% (2) Abdominal pain 2% (1) 9% (2) Dehydration 2% (1) 9% (2) Gastroenteritis viral 2% (1) 9% (2) Pyrexia 2% (1) 9% (2) Sinusitis 2% (1) 9% (2) Cough 0% (0) 9% (2) Influenza 0% (0) 9% (2) White blood cell count increased 0% (0) 9% (2) Generally well tolerated Most common AE was mild to moderate infusion related reactions (IRR) 93% mild to moderate (flushing, feeling of warmth, headache, nausea, dizziness) Mostly on first infusion, greatly reduced or does not occur on subsequent infusions 1 drug-related serious adverse event, an IRR which recovered within 24 hours with no further sequelae Treatment-emergent SAEs: 9% on AK002, 14% on Placebo No other significant AEs

ENIGMA Summary This was the first randomized study in EG/EGE Study met all primary and secondary endpoints, demonstrating significant histologic and symptom improvements in EG/EGE Strong histologic and symptom improvements in EoE Generally well-tolerated These results build on clinical activity of AK002 observed in other atopic and mast cell disorders (chronic urticaria, severe allergic conjunctivitis, asthma, atopic dermatitis, and indolent systemic mastocytosis) Further development of AK002 for EG/EGE is appropriate

We thank the patients who participated in this study, investigators, and study staff